UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2014

     RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33509	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 7th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2014, Response Genetics, Inc. (the “Company”) and its Chief Executive Officer, Thomas A. Bologna, entered into an Amendment No. 1 to Employment Agreement (the “Amendment”) which amended certain provisions of Mr. Bologna’s existing Employment Agreement that was effective as of December 21, 2011 (the “Employment Agreement”).

The Amendment extends the term of the Employment Agreement to December 31, 2015 provided that Mr. Bologna will have the right to terminate his employment with the Company at any time for any reason (or no reason) upon thirty (30) days prior written notice to the Company provided that no notice period is required if such termination is following a change of control of the Company.

Mr. Bologna will continue to be eligible to receive an annual incentive bonus (the “Annual Bonus”) as determined by the compensation committee of the Board of Directors of the Company provided that Mr. Bologna’s Annual Bonus for 2014 will equal his Target Annual Bonus (as defined in the Employment Agreement) for 2014.

If Mr. Bologna’s employment is terminated by the Company with Cause (as defined in the Employment Agreement), Mr. Bologna will only be entitled to receive the Accrued Obligations (as defined in the Employment Agreement) and his Annual Bonus for 2014. If Mr. Bologna’s employment is terminated (i) by the Company without Cause, (ii) by Mr. Bologna for any reason (or no reason), or (iii) by reason of Mr. Bologna’s disability or death, then within ten (10) days following Mr. Bologna’s execution and delivery of a release of claims, Mr. Bologna will be entitled to receive a lump sum cash benefit equal to 1.5 times the sum of Mr. Bologna’s then current base salary and the amount of Annual Bonus paid to Mr. Bologna in 2013 applicable to the fiscal year ended December 31, 2012.

Except as described in the Amendment, all provisions of the Employment Agreement will remain in full force and effect. There were no incentives or inducements offered in connection with the Amendment other than the modifications to certain provisions of the Employment Agreement as described herein. The Employment Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2011.

The Amendment is included in this filing as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit #	Description

10.1	Amendment No. 1 to Employment Agreement, dated December 21, 2011, by and between Thomas A. Bologna and Response Genetics, Inc., dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Date: September 30, 2014	By:	/s/ Adanech Getachew
	Name:	Adanech Getachew
	Title:	General Counsel